UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2008

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xian Province, P.R. China

(Address of Principal Executive Offices)

(8629) 8819-3188

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On or about March 31, 2008, Skystar Bio-Pharmaceutical Company (the “Company”) entered into an Amendment and Waiver Agreement (the “Agreement”) with two institutional and accredited investors (the “Purchasers”) who acquired two of the Company’s 8% convertible debentures due February 28, 2009 (the “Debentures”) in a private transaction from the original holders of these Debentures. These Debentures were issued by the Company under the terms of a certain Securities Purchase Agreement dated on February 26, 2007 in a private placement pursuant to Regulation D under the Securities Act of 1933.  The Agreement amends certain terms and conditions of Debentures.  The transaction contemplated by the Agreement closed on April 21, 2008, upon the issuance of shares of the Company’s restricted common stock to the Purchasers pursuant to the terms of the Agreement.

Certain Terms and Conditions of the Debentures

The Debentures bear interest at 8% per year and are convertible into shares of the Company’s common stock at an original conversion price of $1.00 per share (the “Conversion Price”). The Company may require the conversion of the Debentures (“Mandatory Conversion”) provided that (a) certain equity conditions are met, which include, among other things, the effectiveness of a resale registration statement for the shares of common stock underlying the conversion of the Debentures (the “Registration Statement”), and that (b) for the 20 consecutive trading days prior to such election, the daily volume weighted average price exceeds $2.75 (as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction) and the average trading volume equals or exceeds 45,000 shares of common stock (the “Trading Conditions for Mandatory Conversion”).

The foregoing summary of the Debentures is qualified in its entirety by the form of the Debentures included as an exhibit to the Company’s Current Report on Form 8-K that was filed with the SEC on March 5, 2007, and which are incorporated herein by reference.

The Amendment and Waiver Agreement

The Agreement amends the terms of the Debentures acquired by the Purchasers by: (a) changing the Conversion Price from $1.00 per share to $0.80 per share; (b) deleting the Trading Conditions for Mandatory Conversion; (c) granting the Company the right to Mandatory Conversion at any time, and (d) allowing the Company to designate the date for the Mandatory Conversion.

Additionally, the Agreement is deemed to be: (a) the Company’s notice (the “Conversion Notice”) to require conversion of the entire outstanding principal of the Debentures held by the Participating Purchasers and all accrued but unpaid interest thereto.

Pursuant to the Conversion Notice, we issued an aggregate of 1,227,503 shares of our common stock (the “Shares”) to the Purchasers in reliance on the exemptions for sales of securities not involving a public offering to accredited investors, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and in Section 4(2) of the Securities Act.

Lastly, the Agreement is deemed a waiver of any claim for default under the terms of the Securities Purchase Agreement, the Debentures and a certain Registration Rights Agreement entered into in connection with the Securities Purchase Agreement.

The foregoing summary of the Agreement is qualified in its entirety by the text of the Agreement, a form of which is included as an exhibit hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Shares were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act by virtue of Section 4(2) thereof and pursuant to Rule 506 of Regulation D promulgated thereunder. The Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 3.03	Material Modification to Rights of Security Holders

The disclosures under Item 1.01 are incorporated in this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of the Amendment and Waiver Agreement dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2008	Skystar Bio-Pharmaceutical Company (Registrant)

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer